AMENDED AND RESTATED
PLEDGE AGREEMENT

This AMENDED AND RESTATED PLEDGE AGREEMENT dated as of January 23, 2008 (the “Pledge Agreement”) is executed by ISI SECURITY GROUP, INC., a Delaware corporation, formerly known as ISI DETENTION CONTRACTING GROUP, INC., a Delaware corporation, DETENTION CONTRACTING GROUP, LTD., a Texas limited partnership, ISI DETENTION CONTRACTING GROUP, INC., a Texas corporation, ISI DETENTION CONTRACTING GROUP, INC., a California corporation, ISI DETENTION CONTRACTING GROUP, INC., a New Mexico corporation, ISI DETENTION SYSTEMS, INC., a Texas corporation, ISI SYSTEMS, LTD., a Texas limited partnership, METROPLEX CONTROL SYSTEMS, INC., a Texas corporation, ISI CONTROLS, LTD., a Texas limited partnership, METROPLEX COMMERCIAL FIRE AND SECURITY ALARMS, INC., a Texas corporation and MCFSA, LTD., a Texas limited partnership (collectively, the “Pledgor”), whose address is 12903 Delivery Drive, San Antonio, Texas 78247, to and for the benefit of LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the “Bank”), whose address is 135 South La Salle Street, Chicago, Illinois 60603.

R E C I T A L S:

A. One or more of the Pledgors and the Bank entered into that certain Securities Pledge Agreement, dated October 21, 2004 (“Original Pledge”).

B. The Bank and ISI Security Group, Inc. (the “Borrower”), desire to enter into that certain Amended and Restated Loan and Security Agreement dated as of January 23, 2008, (as amended, supplemented or modified from time to time, the “Loan Agreement”), and that certain Amended and Restated Revolving Promissory Note dated as of January 23, 2008 in the maximum original principal amount of TWELVE MILLION and 00/100 Dollars ($12,000,000.00), executed by the Borrower and made payable to the order of the Bank and that certain Term Promissory Note, dated January 23, 2008 in the original principal amount of FOUR MILLION, TWO HUNDRED FIFTY THOUSAND and 00/100 Dollars ($4,250,000.00) (together with any and all notes issued in extension, renewal or modification thereof or substitution or replacement therefor, collectively the “Notes”).

C. As a condition to the Bank’s entering into the Loan Agreement and acceptance of the Notes and making the Loans evidenced by the Notes, the Bank requires that the Pledgor enter into this Pledge Agreement for the benefit of the Bank and the affiliates of the Bank (collectively, the “Affiliates”) in order to secure the obligations and performance of the Pledgor hereunder and of the Borrower under the Loan Agreement and the Notes.

NOW, THEREFORE, for and in consideration of the foregoing premises, which are hereby incorporated herein as true, and the mutual promises and agreements contained herein, the Pledgor and the Bank hereby agree as follows:

1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement. The term "UCC" means the Uniform Commercial Code as in effect in the State of Illinois. The terms "Adverse Claim", "Control", "Entitlement Order", "Financial Asset", "Securities Account", "Securities Entitlement", "Securities Intermediary" and "Security" have the meanings given them in Article 8 of the UCC.

2. Pledge and Grant of Security Interest. To secure the prompt payment and performance in full when due of the Secured Obligations (as defined in Section 3 hereof), each Pledgor hereby pledges and assigns and grants to the Bank, a continuing security interest in any and all right, title and interest of such Pledgor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Pledged Collateral”):

(a) Pledged Collateral. 100% (or, if less than 100% is owned by such Pledgor, the full amount owned by such Pledgor) of the issued and outstanding shares, partnership interests, membership interests, securities, and all other equity interests of each Subsidiary of each Pledgor, including, without limitation, those set forth on Exhibit A attached hereto;

(b) Additional Interests. 100% (or, if less than 100% is owned by such Pledgor, the full amount owned by such Pledgor) of each class of the issued and outstanding shares, partnership interests, membership interests, securities and other equity interests of any other Person which hereafter becomes a Subsidiary of any Pledgor;

(c) Distributions. All shares, securities, membership interests or other equity interests representing a dividend on any of the Pledged Collateral, or representing a distribution or return of capital upon or in respect of the Pledged Collateral, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of, the Pledged Collateral; and in the event of any consolidation or merger involving the issuer of any Pledged Collateral and in which such issuer is not the surviving entity, all shares of each class of the capital stock of the successor entity formed by or resulting from such consolidation or merger; and

(d) Proceeds. All Proceeds and Products of the foregoing, however and whenever acquired and in whatever form.

Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that a Pledgor may from time to time hereafter pledge and deliver additional shares of stock or other interests to the Bank as collateral security for the Secured Obligations. Upon such pledge and delivery to the Bank, such additional shares of stock or other interests shall be deemed to be part of the Pledged Collateral of such Pledgor and shall be subject to the terms of this Pledge Agreement whether or not Exhibit A is amended to refer to such additional shares.

3. Security for Secured Obligations. The security interest created hereby in the Pledged Collateral of each Pledgor constitutes continuing collateral security for all of the following, whether now existing or hereafter incurred (the “Secured Obligations”): (a) all of the Obligations, howsoever evidenced, created, incurred or acquired, whether primary, secondary, direct, contingent, or joint and several; (b) the obligations of the Pledgor contained in this Pledge Agreement; and (c) all expenses and charges, legal and otherwise, reasonably incurred by the Bank in collecting or enforcing any Obligations or Secured Obligations or in realizing on or protecting any security therefor, including without limitation the security granted hereunder.

4. Delivery of the Pledged Collateral; Perfection of Security Interest. Each Pledgor hereby agrees that:

(a) Delivery of Certificates. Each Pledgor shall deliver to the Bank (i) simultaneously with or prior to the execution and delivery of this Pledge Agreement, all certificates representing the Pledged Collateral of such Pledgor and (ii) promptly upon the receipt thereof by or on behalf of a Pledgor, all other certificates and instruments constituting Pledged Collateral of a Pledgor. Prior to delivery to the Bank, all such certificates and instruments constituting Pledged Collateral of a Pledgor shall be held in trust by such Pledgor for the benefit of the Bank pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit B attached hereto.

(b) Additional Securities. If such Pledgor shall receive by virtue of its being or having been the owner of any Pledged Collateral, any (i) certificate, including without limitation, any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares or membership or equity interests, stock splits, spin-off or split-off, promissory notes or other instrument; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends payable in securities; or (iv) distributions of securities or other equity interests in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then such Pledgor shall receive such certificate, instrument, option, right or distribution in trust for the benefit of the Bank, shall segregate it from such Pledgor’s other property and shall deliver it forthwith to the Bank in the exact form received together with any necessary endorsement and/or appropriate stock power duly executed in blank, substantially in the form provided in Exhibit B, to be held by the Bank as Pledged Collateral and as further collateral security for the Secured Obligations.

(c) Financing Statements. Each Pledgor authorizes the Bank to prepare and file such UCC or other applicable financing statements as may be reasonably deemed necessary or desirable by the Bank in order to perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor.

(d) Provisions Relating to Securities Entitlements and Securities Accounts. With respect to any Pledged Collateral consisting of a Securities Entitlement or held in a Securities Account, (a) the applicable Pledgor and the applicable Securities Intermediary shall enter into an agreement with the Bank granting Control to the Bank over such Pledged Collateral, such agreement to be in form and substance reasonably satisfactory to the Bank and (b) the Bank shall be entitled, upon the occurrence and during the continuance of a Default or an Event of Default, to notify the applicable Securities Intermediary that it should follow the Entitlement Orders of the Bank and no longer follow the Entitlement Orders of the applicable Pledgor. Upon receipt by a Pledgor of notice from a Securities Intermediary of its intent to terminate the Securities Account of such Pledgor held by such Securities Intermediary, prior to the termination of such Securities Account the Pledged Collateral in such Securities Account shall be (i) transferred to a new Securities Account which is subject to a control agreement as provided above or (ii) transferred to an account held by the Bank (in which it will be held until a new Securities Account is established).

5. Representations and Warranties. Each Pledgor hereby represents and warrants to the Bank, for the benefit of the Bank, that until all of the Secured Obligations have been satisfied in full:

(a) Authorization of Pledged Collateral. The Pledged Collateral is duly authorized and validly issued, is fully paid and nonassessable and is not subject to the preemptive rights of any Person. All other shares of capital stock constituting Pledged Collateral will be duly authorized and validly issued, fully paid and nonassessable and not subject to the preemptive rights of any Person.

(b) Title. Each Pledgor has good and indefeasible title to the Pledged Collateral of such Pledgor and will at all times be the legal and beneficial owner of such Pledged Collateral free and clear of any Lien, other than Permitted Liens. There exists no Adverse Claim with respect to the Pledged Collateral of such Pledgor.

(c) Exercising of Rights. The exercise by the Bank of its rights and remedies hereunder will not violate any law or governmental regulation or any material contractual restriction binding on or affecting a Pledgor or any of its property, provided that the Bank obtains all necessary Governmental Approvals pursuant to Section 10(e) hereof.

(d) Pledgor’s Authority. No authorization, approval or action by, and no notice or filing with any Governmental Authority, the issuer of any Pledged Collateral or third party is required either (i) for the pledge made by a Pledgor or for the granting of the security interest by a Pledgor pursuant to this Pledge Agreement or (ii) for the exercise by the Bank of its rights and remedies hereunder (except as may be required by laws affecting the offering and sale of securities).

(e) Security Interest/Priority. This Pledge Agreement creates a valid security interest in favor of the Bank for the benefit of the Bank in the Pledged Collateral. The taking possession by the Bank of the certificates (if any) representing the Pledged Collateral and all other certificates and instruments constituting Pledged Collateral will perfect and establish the first priority (subject to Permitted Liens) of the Bank’s security interest in all certificated Pledged Collateral and such certificates and instruments. Each Pledgor is a "registered organization", as that term is defined in Article 9 of the UCC, and its name on its signature line hereto is its exact legal name as registered in the state of its organization. Upon the filing of UCC financing statements in the appropriate filing office in the location of each Pledgor’s State of organization, the Bank shall have a perfected first priority (subject to Permitted Liens) security interest in all uncertificated Pledged Collateral consisting of partnership or limited liability company interests that do not constitute a Security pursuant to Section 8-103(c) of the UCC. With respect to any Pledged Collateral consisting of a Securities Entitlement or held in a Securities Account, upon execution and delivery by the applicable Pledgor, the applicable Securities Intermediary and the Bank of an agreement granting Control to the Bank over such Pledged Collateral, the Bank shall have a perfected first priority (subject to Permitted Liens) security interest in such Pledged Collateral. Except as set forth in this Section, no action is necessary to perfect or otherwise protect such security interest.

(f) No Other Capital Securities. Except as set forth on Exhibit A attached hereto, as revised or updated from time to time after the date hereof by the Pledgor, no Pledgor owns any Capital Securities of any Person. Exhibit A, hereto, as revised or updated from time to time after the date hereof by the Pledgor, as it pertains to each Pledgor, includes all Foreign Subsidiaries directly owned by such Pledgor, and does not include any Person not directly owned by such Pledgor. The Pledgor shall send to the Bank such revised or updated Exhibit A’s from time to time as is necessary to reflect the current ownership of the Capital Securities of the Pledgor in Subsidiaries..

(g) Partnership and Limited Liability Company Interests. Except as previously disclosed in writing to the Bank, none of the Pledged Collateral consisting of partnership or limited liability company interests (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a securities account or (v) constitutes a Security or a Financial Asset.

6. Covenants. Each Pledgor hereby covenants that until all of the Credit and Collateral Termination Events have occurred, such Pledgor shall:

(a) Defense of Title. Use commercially reasonable efforts to warrant and defend title to and ownership of the Pledged Collateral of such Pledgor at its own expense against the claims and demands of all other parties claiming an interest therein, keep the Pledged Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of Pledged Collateral of such Pledgor or any interest therein, except as permitted under the Loan Agreement and the other Loan Documents.

(b) Further Assurances. Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be necessary or reasonably desirable or that the Bank may reasonably request in order to (i) perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor (including, without limitation, the authentication and filing of UCC financing statements and any and all action reasonably necessary to satisfy the Bank that the Bank has obtained a first priority perfected security interest in all Pledged Collateral); (ii) enable the Bank to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral of such Pledgor; and (iii) otherwise effect the purposes of this Pledge Agreement, including, without limitation and if requested by the Bank, delivering to the Bank irrevocable proxies in respect of the Pledged Collateral of such Pledgor.

(c) Amendments. Not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral of such Pledgor or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral of such Pledgor other than pursuant hereto or as may be permitted under the Loan Agreement.

(d) Compliance with Securities Laws. File all reports and other information now or hereafter required to be filed by such Pledgor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Pledged Collateral of such Pledgor.

(e) Issuance or Acquisition of Captial Securities. Not without executing and delivering, or causing to be executed and delivered, to the Bank such agreements, documents and instruments as the Bank may reasonably require, issue or acquire any capital stock consisting of an interest in a partnership or a limited liability company that (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

7. Performance of Obligations; Advances by Bank. Upon the occurrence and during the continuance of an Event of Default, on failure of any Pledgor to perform any of the covenants and agreements contained herein, the Bank may, at its sole option and in its reasonable discretion, perform or cause to be performed the same and in so doing may expend such sums as the Bank may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Bank may make for the protection of the security hereof or which may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Pledgor on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Default Rate. No such performance of any covenant or agreement by the Bank on behalf of any Pledgor, and no such advance or expenditure therefor, shall relieve the Pledgor of any default under the terms of this Pledge Agreement, the other Loan Documents or any Hedging Agreement between any Obligor and the Bank or affiliate of the Bank. The Bank may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

8. Events of Default. The occurrence of an event which under the Loan Agreement would constitute an Event of Default shall be an event of default hereunder (an “Event of Default”).

9. Remedies.

(a) General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Bank shall have, in respect of the Pledged Collateral of any Pledgor, in addition to the rights and remedies provided herein, in the Loan Documents, in any Hedging Agreement between any Obligor and the Bank or by law, the rights and remedies of a secured party under the UCC or any other applicable law.

(b) Sale of Pledged Collateral. Upon the occurrence of an Event of Default and during the continuation thereof, without limiting the generality of this Section and without notice, the Bank may, in its reasonable discretion, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Bank may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law. To the extent permitted by law, the Bank may in such event, bid for the purchase of such securities. Each Pledgor agrees that, to the extent notice of sale shall be required by law and has not been waived by such Pledgor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to such Pledgor, in accordance with the notice provisions of the Loan Agreement at least 10 days before the time of such sale. The Bank shall not be obligated to make any sale of Pledged Collateral of such Pledgor regardless of notice of sale having been given. The Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c) Private Sale. Upon the occurrence of an Event of Default and during the continuation thereof, the Pledgor recognizes that the Bank may deem it impracticable to effect a public sale of all or any part of the Pledged Collateral and that the Bank may, therefore, determine to make one or more private sales of any such Pledged Collateral to a restricted group of purchasers that have agreed, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Bank shall have no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit the issuer of such Pledged Collateral to register such Pledged Collateral for public sale under the Securities Act of 1933. Each Pledgor further acknowledges and agrees that any offer to sell such Pledged Collateral which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, and the Bank may, in such event, bid for the purchase of such Pledged Collateral.

(d) Retention of Pledged Collateral. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Bank may, after providing the notices required by Section 9-621 of the UCC (or any successor sections of the UCC) or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Pledged Collateral in full or partial satisfaction of the Secured Obligations. Unless and until the Bank shall have provided such notices, however, the Bank shall not be deemed to have retained any Pledged Collateral in satisfaction of any Secured Obligations for any reason.

(e) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Bank is legally entitled, the Pledgor shall be jointly and severally liable for the deficiency, together with interest thereon at the Default Rate, together with the costs of collection and the reasonable fees of any attorneys employed by the Bank to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Pledgor or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

(f) Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Pledged Collateral (including, without limitation, real and other personal property owned by a Pledgor), or by a guarantee, endorsement or property of any other Person, then the Bank shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Bank has the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Bank shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Bank’s rights or the Secured Obligations under this Pledge Agreement, under any other of the Loan Documents or under any Hedging Agreement between any Obligor and the Bank or an affiliate of the Bank.

10. Rights of the Bank.

(a) Power of Attorney. In addition to other powers of attorney contained herein, each Pledgor hereby designates and appoints the Bank and each of its designees or agents as attorney-in-fact of such Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

(i) to demand, collect, settle, compromise, adjust and give discharges and releases concerning the Pledged Collateral of such Pledgor, all as the Bank may reasonably determine;

(ii) to commence and prosecute any actions at any court for the purposes of collecting any of the Pledged Collateral of such Pledgor and enforcing any other right in respect thereof;

(iii) to defend, settle, adjust or compromise any action, suit or proceeding brought and, in connection therewith, give such discharge or release as the Bank may deem reasonably appropriate;

(iv) to pay or discharge taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Pledged Collateral of such Pledgor;

(v) to direct any parties liable for any payment under any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Bank or as the Bank shall direct;

(vi) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral of such Pledgor;

(vii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral of such Pledgor;

(viii) to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, pledge agreements, affidavits, notices and other agreements, instruments and documents that the Bank may determine necessary in order to perfect and maintain the security interests and liens granted in this Pledge Agreement and in order to fully consummate all of the transactions contemplated herein;

(ix) to exchange any of the Pledged Collateral of such Pledgor or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Collateral of such Pledgor with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Bank may determine;

(x) to vote for a shareholder, partner or member resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Collateral of such Pledgor into the name of the Bank or into the name of any transferee to whom the Pledged Collateral of such Pledgor or any part thereof may be sold pursuant to Section 9 hereof; and

(xi) to do and perform all such other acts and things as the Bank may reasonably deem to be necessary, proper or convenient in connection with the Pledged Collateral of such Pledgor.

This power of attorney is a power coupled with an interest and shall be irrevocable until all of the Secured Obligations have been satisfied in full. The Bank shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Bank in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Bank shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Bank solely to protect, preserve and realize upon its security interest in the Pledged Collateral.

(b) Assignment by the Bank. The Bank may from time to time assign the Secured Obligations or any portion thereof and/or its Lien on the Pledged Collateral or any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Bank under this Pledge Agreement in relation thereto.

(c) The Bank’s Duty of Care. Other than the exercise of reasonable care to ensure the safe custody of the Pledged Collateral while being held by the Bank hereunder, the Bank shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that Pledgor shall be responsible for preservation of all rights in the Pledged Collateral of such Pledgor, and the Bank shall be relieved of all responsibility for Pledged Collateral upon surrendering it or tendering the surrender of it to the Pledgor. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Bank accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Bank shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Bank has or is deemed to have knowledge of such matters; or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

(d) Voting Rights in Respect of the Pledged Collateral.

(i) Until such time as an Event of Default shall have occurred and be continuing and the Bank shall have given Borrower notice thereof, to the extent permitted by law, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of such Pledgor or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Loan Agreement; and

(ii) Subject to Subsection (e) of this Section, upon the occurrence and during the continuance of an Event of Default and notice from Bank to Borrower, all rights of a Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of this Subsection (d) shall cease and all such rights shall thereupon become vested in the Bank which shall then have the sole right to exercise such voting and other consensual rights.

(e) Dividend and Distribution Rights in Respect of the Pledged Collateral.

(i) So long as no Event of Default shall have occurred and be continuing and subject to Section 4(b) hereof, each Pledgor may receive and retain any and all dividends (other than stock or ownership interest dividends and other dividends constituting Pledged Collateral which are addressed hereinabove), distributions or interest paid in respect of the Pledged Collateral to the extent they are allowed under the Loan Agreement.

(ii) Upon the occurrence and during the continuation of an Event of Default:

(A) all rights of a Pledgor to receive the dividends, distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this Subsection (e) shall cease and all such rights shall thereupon be vested in the Bank which shall then have the sole right to receive and hold as Pledged Collateral such dividends, distributions and interest payments; and

(B) all dividends, distributions and interest payments which are received by a Pledgor contrary to the provisions of clause (A) of this paragraph (ii) shall be received in trust for the benefit of the Bank, shall be segregated from other property or funds of such Pledgor, and shall be forthwith paid over to the Bank as Pledged Collateral in the exact form received, to be held by the Bank as Pledged Collateral and as further collateral security for the Secured Obligations.

(f) Release of Pledged Collateral. The Bank may release any of the Pledged Collateral from this Pledge Agreement or may substitute any of the Pledged Collateral for other Pledged Collateral without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Pledge Agreement as to any Pledged Collateral not expressly released or substituted, and this Pledge Agreement shall continue as a first priority lien on all Pledged Collateral not expressly released or substituted.

11. Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of any Pledged Collateral, when received by the Bank in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in the Loan Agreement, and each Pledgor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Bank shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Bank’s sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

12. Costs of Counsel. If at any time hereafter, whether upon the occurrence of an Event of Default or not, the Bank employs counsel to prepare or consider amendments, waivers or consents with respect to this Pledge Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Pledge Agreement or relating to the Pledged Collateral, or to protect the Pledged Collateral or exercise any rights or remedies under this Pledge Agreement or with respect to the Pledged Collateral, then the Pledgor agrees to promptly pay in accordance with the Loan Agreement any and all such reasonable documented costs and expenses of the Bank, all of which costs and expenses shall constitute Secured Obligations hereunder.

13. Continuing Agreement.

(a) This Pledge Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until all of the Secured Obligations have been satisfied in full. Upon the occurrence of all of the Secured Obligations being satisfied in full, this Pledge Agreement shall be automatically terminated and the Bank shall, upon the request and at the expense of the Pledgor, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Pledgor evidencing such termination. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Pledge Agreement.

(b) This Pledge Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Bank as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Bank in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

14. Amendments; Waivers; Modifications. This Pledge Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in the Loan Agreement.

15. Successors in Interest. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall be binding upon each Pledgor, its successors and assigns and shall inure, together with the rights and remedies of the Bank hereunder, to the benefit of the Bank and its successors and permitted assigns; provided, however, that the Pledgor may not assign its rights or delegate its duties hereunder without the prior written consent of the Bank, as required by the Loan Agreement.

16. Notices. All notices required or permitted to be given under this Pledge Agreement shall be in conformance with the Loan Agreement or the Guaranty, as applicable.

17. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart.

18. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning, construction or interpretation of any provision of this Pledge Agreement.

19. WAIVER OF DEFENSES. EACH PLEDGOR WAIVES EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH ANY PLEDGOR MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE BANK IN ENFORCING THIS PLEDGE AGREEMENT. PROVIDED THE BANK ACTS IN GOOD FAITH, EACH PLEDGOR RATIFIES AND CONFIRMS WHATEVER THE BANK MAY DO PURSUANT TO THE TERMS OF THIS PLEDGE AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK GRANTING ANY FINANCIAL ACCOMMODATION TO THE DEBTOR.

20. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS PLEDGE AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE BANK FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS  FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

21. WAIVER OF JURY TRIAL. THE BANK AND EACH PLEDGOR, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS PLEDGE AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT, ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE BANK AND ANY PLEDGOR ARE ADVERSE PARTIES, AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK GRANTING ANY FINANCIAL ACCOMMODATION TO THE PLEDGOR.

22. Severability. If any provision of this Pledge Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

23. Entirety. This Pledge Agreement, the other Loan Documents and any Hedging Agreement between any Obligor and the Bank or any affiliate of the Bank represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to this Pledge Agreement, the other Loan Documents, any such Hedging Agreement or the transactions contemplated herein and therein.

24. Survival. All representations and warranties of the Pledgor hereunder shall survive the execution and delivery of this Pledge Agreement, the other Loan Documents and any Hedging Agreement between any Obligor and the Bank or any affiliate of the Bank, the delivery of the Notes and the making of the Loans and the issuance of the Letters of Credit under the Loan Agreement.

25. Marshalling. The Bank shall not be under any obligation to marshall any assets in favor of any Pledgor or any other Person or against or in payment of any or all of the Secured Obligations.

26. Subordination and Postponement of Subrogation Rights. Each Pledgor hereby subordinates any right of subrogation, indemnity, reimbursement or contribution against the issuer of any Pledged Collateral or any other Obligor arising on account of any disposition of or other realization on the Pledged Collateral by the Bank pursuant to Section 9 to the rights and interests of the Bank in the Pledged Collateral and agrees that it shall not attempt to exercise or realize on any such rights until all of the Secured Obligations have been satisfied in full.

27. Conflicts. To the extent that any provision of this Pledge Agreement is inconsistent with or conflicts with any provision of the Loan Agreement, the provision of the Loan Agreement will control.

28. Amendment. This Pledge Agreement amends and restates the Original Pledge in its entirety.

Each of the parties hereto has caused a counterpart of this Pledge Agreement to be duly executed and delivered as of the date first above written.

“Pledgor”	ISI SECURITY GROUP, INC., a Delaware corporation

	By:	/s/ Sam Youngblood
Name: Sam Youngblood
Title: CEO

DETENTION CONTRACTING GROUP, LTD., a Texas limited partnership

By: ISI DETENTION CONTRACTING GROUP, INC., a Texas corporation, its general partner

By:	/s/ Sam Youngblood
Name: Sam Youngblood
Title: CEO

ISI DETENTION CONTRACTING GROUP, INC., a Texas corporation

By:	/s/ Sam Youngblood
Name: Sam Youngblood
Title: CEO

ISI DETENTION CONTRACTING GROUP, INC., a California corporation

By:	/s/ Sam Youngblood
Name: Sam Youngblood
Title: CEO

ISI DETENTION CONTRACTING GROUP, INC., a New Mexico corporation

By:	/s/ Sam Youngblood
Name: Sam Youngblood
Title: CEO

ISI DETENTION SYSTEMS, INC., a Texas corporation

By:	/s/ Sam Youngblood
Name: Sam Youngblood
Title: CEO

ISI SYSTEMS, LTD., a Texas limited partnership

By:	ISI DETENTION SYSTEMS, INC., a Texas corporation, its general partner

By:	/s/ Sam Youngblood
Name: Sam Youngblood
Title: CEO

METROPLEX CONTROL SYSTEMS, INC., a Texas corporation

By:	/s/ Sam Youngblood
Name: Sam Youngblood
Title: CEO

ISI CONTROLS, LTD.,a Texas limited partnership

By:	METROPLEX CONTROL SYSTEMS, INC., a Texas corporation, its general partner

By:	/s/ Sam Youngblood
Name: Sam Youngblood
Title: CEO

METROPLEX COMMERCIAL FIRE AND SECURITY ALARMS, INC., a Texas corporation

By:	/s/ Sam Youngblood
Name: Sam Youngblood
Title: CEO

MCFSA, LTD., a Texas limited partnership

By:	METROPLEX COMMERCIAL FIRE AND SECURITY ALARMS, INC., a Texas corporation, its general partner

By:	/s/ Sam Youngblood
Name: Sam Youngblood
Title: CEO

“Bank”	LASALLE BANK NATIONAL ASSOCIATION, a national banking association

	By:	/s/ Nate Palmer
Name: Nate Palmer
Title: FVP

Pledgor	Issuer	Issued and Outstanding Interests	Certificate Numbers	Percentage of Issued and Outstanding Interests	Percentage of Voting Interests

ISI Security, Inc. (DE)	ISI Detention Contracting Group, Inc. (a TX corp.)	10 Shares	9	100%	100%

“	Metroplex Control Systems, Inc.	1000 Shares	1	100%	100%

“	Metroplex Commercial Fire and Security Alarms, Inc.	1000 Shares	5	100%	100%

“	ISI Detention Systems, Inc.	1000 Shares	1	100%	100%

“	ISI Controls, Ltd.	990 LP Units	3	99%	0%

“	MCFSA, Ltd.	990 LP Units	8	99%	0%

“	ISI Systems, Ltd.	990 LP Units	4	99%	0%

“	Detention Contracting Group, Ltd.	990 LP Units	3	99%	0%

ISI Detention Contracting Group, Inc. (a TX corp.)	Detention Contracting Group, Ltd.	10 GP Units	4	1%	100%

“	ISI Detention Contracting Group, Inc. (a CA corp.)	100 Shares	1	100%	100%

“	ISI Detention Contracting Group, Inc. (a NM corp.)	1,000 Shares	1	100%	100%

Metroplex Control Systems, Inc.	ISI Controls, Ltd.	10 GP Units	4	1%	100%

Metroplex Commercial Fire and Security Alarms, Inc.	MCFSA, Ltd.	10 GP Units	9	1%	100%

ISI Detention Systems, Inc.	ISI Systems, Ltd.	10 GP Units	3	1%	100%

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